EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUTING FIRM

We consent to the incorporation by reference in the Amendment No. 1 on Form S-8 pertaining to the 2004 Equity Incentive Plan of Sport Chalet, Inc. of our report dated May 21, 2004, with respect to the financial statements for the years ended March 31, 2004 and 2003 of Sport Chalet, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 2005 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California
December 12, 2005